EXHIBIT 4.1

FORM OF 8% CONVERTIBLE NOTE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

NEWPORT INTERNATIONAL GROUP, INC., A DELAWARE CORPORATION

8% CONVERTIBLE NOTE

$_________	_______, 2006

FOR VALUE RECEIVED, the undersigned, Newport International Group, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of ____________________, or their assigns (collectively, the “Noteholder”), in lawful money of the United States of America, and in immediately payable funds, the principal sum of $50,000. The principal hereof and any unpaid accrued interest thereon shall be due and payable on the date which is 18 months from the date of this Note (the “Maturity Date”). Payment of all amounts due hereunder shall be made at the address of the Noteholder provided for in the Subscription Agreement. The Company further promises to pay interest at the rate of 8% per annum on the outstanding principal balance hereof, such interest to be payable upon the Maturity Date (prorated for any partial month).

This Note is part of an offering of up to $1,500,000 of Notes of the Company (the “Notes”), issuable at $50,000 per Note. The Notes have been issued pursuant to a Subscription Agreement of even date herewith between the Company and the holders of the Notes (the “Subscription Agreement”), which contains representations and warranties and additional covenants of the Company with respect to the Notes. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Subscription Agreement. THE PROVISIONS OF THE SUBSCRIPTION AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE.

1.            PREPAYMENT. This Note may be prepaid, in whole or in part, without the prior written consent of the Noteholder.

2.            CONVERSION. The outstanding principal amount of this Note, together with all accrued but unpaid interest hereunder (the “Outstanding Balance”), shall automatically and immediately covert into units of securities of the Company (the “Units”) priced at $1.75 per Unit on the date the Company closes on gross proceeds of at least $1,000,000 in any financing other than this Note offering (a “Subsequent Financing”). Each Unit shall consist of five shares of common stock of the Company with piggyback registration rights and two two-year warrants to purchase common stock of the Company with piggyback registration rights at an exercise price of $0.40 per share, which warrants are callable by the Company beginning upon the date that the Company’s common stock has a ten trading day average price greater than $0.75 and the shares of common stock underlying the warrants have been registered with the Securities and Exchange Commission for at least 15 business days.

3.            DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default:

(a)	The non-payment, when due, of any principal or interest pursuant to this Note;

(b)           The material breach of any representation or warranty in this Note or in the Subscription Agreement. In the event the Noteholder becomes aware of a breach of this Section 3(b), the Noteholder shall notify the Company in writing of such breach and the Company shall have ten days notice to effect a cure of such breach;

(c)           The material breach of any covenant or undertaking in this Note or in the Subscription Agreement, not otherwise provided for in this Section 3. In the event the Noteholder becomes aware of a breach of this Section 3(c), the Noteholder shall notify the Company in writing of such breach and the Company shall have ten days notice to effect a cure of such breach;

(d)           A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any indebtedness of the Company or an event of default or similar event shall occur with respect to such indebtedness, if the effect of such default or event (subject to any required notice and any applicable grace period) would be to accelerate the maturity of any such indebtedness or to permit the holder or holders of such indebtedness to cause such indebtedness to become due and payable prior to its express maturity;

(e)           The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment or debt, receivership, dissolution, or liquidation law or statute or any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

(f)           The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute or any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 30 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for 30 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

Upon the occurrence of any Event of Default, the Noteholder may, by written notice to the Company, declare all or any portion of the unpaid principal amount due to Noteholder, together with all accrued interest thereon, immediately due and payable.

4.            NOTICES. Notices to be given hereunder shall be in writing and shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier or messenger or sent by registered or certified mail (air mail if overseas), return receipt requested, or by telex, facsimile transmission, telegram or similar means of communication. Notice shall be deemed to have been received on the date of personal delivery, telex, facsimile transmission, telegram or similar means of communication, or if sent by overnight courier or messenger, shall be deemed to have been received on the next delivery day after deposit with the courier or messenger, or if sent by certified or registered mail, return receipt requested, shall be deemed to have been received on the third business day after the date of mailing. The address of the Company is set forth in the Subscription Agreement and the Company shall give written notice of any change of address to the Noteholder. The address of the Noteholder is as set forth in Subscription Agreement, and the Noteholder shall give written notice of any change of address to the Company.

5.            CONSENT TO JURISDICTION AND SERVICE OF PROCESS. The Company consents to the jurisdiction of any court of the State of California and of any federal court located in California. The Company waives personal service of any summons, complaint or other process in connection with any such action or proceeding and agrees that service thereof may be made, as the Noteholder may elect, by certified mail directed to the Company, or, in the alternative, in any other form or manner permitted by law. Orange County, California shall be proper venue.

6.            GOVERNING LAW.      This Note shall be governed by and construed and interpreted in accordance with the laws of the state of California applicable to contracts made and to be performed entirely therein, without giving effect to the rules and conflicts of law.

7.            ATTORNEYS FEES. In the event the Holders or any assignee thereof shall refer this Note to an attorney for collection, the Company agrees to pay all the costs and expenses incurred in attempting or effecting collection hereunder, including reasonable attorney’s fees, whether or not suit is instituted.

8.            CONFORMITY WITH LAW. It is the intention of the Company and of the Noteholder to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contract for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

9.            NOTICE OF RIGHT TO COUNSEL. The Parties hereto agree and acknowledge that Oswald & Yap, APC (the “Firm”) drafted this Agreement and does not represent the Investor(s). All Parties to this Agreement have been given the opportunity to consult with counsel of their choice regarding their rights under this Agreement.

IN WITNESS WHEREOF, the Company has signed and sealed this Note and delivered it in the State of California as of __________________________, 2006.

COMPANY:

Newport International Group, Inc.

a Delaware corporation

By: Cery B. Perle

Its: President & CEO

INVESTOR:

BY:_________________________

JOINTLY WITH:

BY: _________________________

[FORM OF ELECTION TO CONVERT]

The undersigned, the holders of the attached Note, hereby irrevocably elects to exercise their right to convert $_____________ of the Note into securities of Newport International Group, a Delaware corporation, and requests that the certificates for such securities be issued in the name of, and delivered to, __________________________________, whose address is _____________________________.

Dated:__________________________	Signature

________________________________________

(Signature must conform in all respects to name

of Noteholder as specified in the Note)

________________________________________

(Insert Social Security or Federal Tax I.D.

Number of Holder)

IF NOTE IS HELD JOINTLY, BOTH PARTIES MUST SIGN:

________________________________________

(Signature must conform in all respects to name

of Noteholder as specified in the Note)

________________________________________

(Insert Social Security or Federal Tax I.D.

Number of Joint Holder)